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                                                                   EXHIBIT 10.30




                              AMENDED AND RESTATED
                    PSC STOCK OPTION AND PURCHASE AGREEMENT


              AMENDED AND RESTATED PSC STOCK OPTION AND PURCHASE AGREEMENT (this "Agreement") dated as of April 24, 1997 by and between SWISS BANK CORPORATION, a banking corporation organized under the laws of Switzerland ("SBC"), and PEROT SYSTEMS CORPORATION, a corporation organized under the laws of the State of Delaware ("PSC").


                                   WITNESSETH

              WHEREAS, SBC and PSC entered into the PSC Stock Option Agreement (the "Original Agreement") dated as of January 1, 1996 (the "Original Agreement Date");

              WHEREAS, SBC and PSC now desire to amend and restate the Original Agreement to read in its entirety as set forth in this Agreement;

              WHEREAS, in connection with and in furtherance of the transactions contemplated by the Amended and Restated Master Agreement, dated as of the Adjustment Date, by and between SBC and PSC (as such agreement may be amended, modified or supplemented from time to time, the "Master Agreement"), SBC and PSC desire to enter into this Agreement and to give effect to the transactions contemplated hereby; and

              WHEREAS, SBC desires to purchase, and PSC desires to sell shares of, and options to purchase shares of, non-voting Class B common stock, par value $0.01 per share, of PSC (the "Class B Stock"), on the terms and subject to the conditions set forth herein;


              NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

              1.1 Definitions. When used in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined). Other capitalized terms have the meanings ascribed to them in the various provisions of this
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Agreement.

              "Adjustment Date" shall mean January 1, 1997.

              "Affiliate" shall have the meaning specified in Section 1.1 of the Master Operating Agreement.

              "Agreed Claims" shall have the meaning specified in Section
6.4(d).

              "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.


              "Average Market Value" shall mean the average of the Closing Price for the security in question for the thirty (30) Trading Days immediately preceding the date as of which a determination of Average Market Value is required.

              "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

              "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York, Basle, Switzerland or Zurich, Switzerland shall be authorized or required by law to close.

              "Certificate" shall have the meaning specified in Section 6.4(a).

              "Class A Shares" shall mean any shares of Class A Stock.

              "Class A Stock" shall mean the Class A common stock, par value $0.01 per share, of PSC.

              "Class B Shares" shall mean any shares of Class B Stock.

              "Class B Stock" shall have the meaning specified in the recitals to this Agreement.

              "Closing Price" shall mean, as to any security:

              (a) If the primary market for the security in question is a national securities exchange registered under the Exchange Act, the NASDAQ -- National Market, or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such Trading Day, the highest closing or last bid quotation therefor on such Trading Day (excluding, in any case, any price that is not the result of bona fide arm's length trading); or
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              (b)    if the primary market for such security is not an exchange or quotation system in which last sale transactions are contemporaneously reported, the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such Trading Day as reported by NASDAQ or its successor or such other generally accepted source of publicly reported bid quotations as SBC and PSC designate.


              "Commission" shall mean the Securities and Exchange Commission.

              "Designated Employee Options" shall mean options issued to Designated Employees to purchase, in the aggregate, up to 378,840 Class A Shares.

              "Designated Employees" shall mean the individuals listed in a letter delivered to PSC by SBC on or prior to the Original Agreement Date.

              "Designated Value" shall mean (a) with respect to the Class B Common Stock_(i) at any time when the Class A Shares are Publicly Traded, the Average Market Value per share of the Class A Shares and (ii) at any time when the Class A Shares are not Publicly Traded, the fair value per share of the Class B Shares as determined from time to time by an independent valuation firm selected in good faith by the Board of Directors of PSC and (b) with respect to Options, the fair value per share of the Options as determined from time to time by an independent valuation firm selected in good faith by the Board of Directors of PSC.

              "Encumbrances" shall mean encumbrances, liens, charges or other restrictions of any kind or character.

              "EPI Agreement" shall have the meaning specified in Section 1.1 of the Master Operating Agreement.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Exercisable Option Shares" shall mean, at any time, the aggregate number of shares of Class B Stock that are at such time (a) SBC Domestic Option Shares and (b) SBC Warburg Option Shares.

              "Exercise Price" shall have the meaning set forth in Section 2.3.

              "Exercised Option Shares" shall mean, at any time, the aggregate number of Class B Shares acquired by SBC at or prior to such time upon exercise of Options.
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              "Federal Reserve Board" shall mean the Board of Governors of the
Federal Reserve System of the United States of America.

              "First Offer" shall have the meaning specified in Section 4.4(a).

              "GAAP" shall mean generally accepted accounting principles in the United States as in effect from time to time.

              "Government Entity" shall mean any court, any supranational, national, federal, provincial, state or local government or governmental authority, department, commission, board, bureau, agency or instrumentality (including, without limitation, the Federal Reserve Board and the Environmental Protection Agency), whether domestic or foreign, or any stock exchange.

              "Indemnified Party" shall have the meaning specified in Section 6.4(a).

              "Indemnifying Party" shall have the meaning specified in Section 6.4(a).

              "Initial Public Offering" shall mean, with respect to PSC, the initial offer and sale to the public of PSC Shares pursuant to an effective registration statement filed with the Commission under the Securities Act, other than an offering registered on Form S-8 or S-4 or a successor form to either such form.

              "IPO Closing Date" shall mean the date of the closing of the Initial Public Offering.

              "IPO Notice" shall have the meaning specified in Section 4.2(b).

              "Liquidation Preference Common Shares" shall mean any shares of Liquidation Preference Common Stock.

              "Liquidation Preference Common Stock" shall mean the Liquidation Preference Common Stock, par value of $0.01 per share, of PSC.

              "Loss and Expense" shall have the meaning specified in Section
6.2.

              "Master Agreement" shall have the meaning specified in the recitals to this Agreement.

              "Master Operating Agreement" shall mean the Amended and Restated Master Operating Agreement, dated as of the Adjustment Date, between SBC and PSC, as amended, modified or supplemented from time to time.

              "Master Project Agreement" shall mean the Master Project
Agreement,
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dated as of the Original Agreement Date, between SBC and PSC, as amended, modified or supplemented from time to time.

              "NASDAQ" shall mean the National Association of Securities Dealers' Automated Quotation System.

              "NASDAQ -- National Market" shall mean the National Market of NASDAQ.

              "Nondisclosure Agreement" shall have the meaning specified in
Section 5.2.

              "Options" shall have the meaning specified in Section 2.1.

              "Ownership Restrictions" shall have the meaning specified in
Section 2.7(a).

              "Ownership Restriction Shares" shall mean the Class A Shares, the Class B Shares, the Liquidation Preference Common Shares and the shares of any other class of stock of PSC that the Federal Reserve Board shall agree may be treated as Ownership Restriction Shares for purposes of the Ownership Restrictions.

              "Person" shall mean and include an individual, corporation, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization and a Government Entity.

              "PSC" shall have the meaning specified in the introductory paragraph of this Agreement.

              "PSC Group" shall have the meaning specified in Section 1.1 of the Master Operating Agreement.

              "PSC Shares" shall mean any shares of PSC Stock.

              "PSC Stock" shall mean, collectively, the Class A Stock, the Class B Stock, the PSC Preferred Stock (as defined below) and the Liquidation Preference Common Stock.

              "Publicly Traded" shall mean that point in time when Class A Shares are listed on a registered national securities exchange or approved for quotation on NASDAQ.

              "Sale" or "Sell" shall mean any sale, transfer, pledge, hypothecation or other conveyance or disposition by any Person of any property of such Person.
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              "SBC" shall have the meaning specified in the introductory paragraph of this Agreement.

              "SBC Affiliate" shall mean any corporation that, as of the date hereof, is a Wholly-Owned Subsidiary of SBC, and is reasonably acceptable to PSC as the SBC Affiliate for purposes of this Agreement.

              "SBC Domestic Event" shall mean the entering into by a member of the PSC Group and a member of the SBC Group, on or prior to December 31, 1998, of a definitive agreement (the "SBC Domestic Agreement"), having a term of 10 years and a similar scope and size to the SBC Warburg EPI Agreement relating to members of the SBC Group other than the members of the SBC Warburg Division (as defined in Section 1.1 of the Master Operating Agreement), which agreement will
(a) include such terms and conditions consistent with those set forth in the SBC Warburg EPI Agreement as may be agreed upon by the parties thereto, (b) state that it is the definitive agreement referred to in this definition, and
(c) be entered into by each party thereto in such party's sole discretion.

              "SBC Domestic Option Shares" shall mean, at any time, a number of Class B Shares equal to, until the SBC Domestic Event occurs, zero, and upon and following the occurrence of the SBC Domestic Event, a number of Class B Shares, up to 3,500,000, elected by SBC in writing delivered to PSC on or before the occurrence of the SBC Domestic Event (the "Elected Shares"); provided that if SBC does not so elect, the number shall be 3,500,000.

              "SBC Domestic Purchased Shares" shall mean a number of Class B Shares equal to 3,500,000 minus the number of Elected Shares.

              "SBC Domestic Vested Shares" shall mean, at any time, a number of Class B Shares equal to, until the SBC Domestic Event occurs, zero, and upon and following the occurrence of the SBC Domestic Event, the lesser of (a) 3,500,000 and (b) the product of (i) 29,167 times (ii) the number of full months beginning with the date of the effectiveness of the SBC Domestic Agreement and ending on the date of determination of such number of SBC Domestic Vested Shares or, if the SBC Domestic Agreement has been terminated, the date of such termination.

              "SBC Group" shall have the meaning specified in Section 1.1 of the Master Operating Agreement.

              "SBC Warburg EPI Agreement" shall mean the Amended and Restated Agreement for EPI Operational Management Services, dated as of the Adjustment Date, between PSC and SBC, as amended, modified or supplemented from time to time.
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              "SBC Warburg Option Shares" shall mean, subject to Section 2.6, at any time, a number of Class B Shares equal to 3,617,160 Class B Shares.

              "SBC Warburg Purchased Shares" shall mean 50,000 Class B Shares.

              "SBC Warburg Vested Shares" shall mean, subject to Section 2.6, at any time, a number of Class B Shares equal to the lesser of (a) 3,667,160 and (b) the sum of (X) the product of (i) 29,167 times (ii) the number of full months beginning with the Adjustment Date and ending on the date of determination of such number of SBC Warburg Vested Shares or, if the SBC Warburg EPI Agreement has been terminated, the date of such termination plus
(Y) the product of (i) 2,786 times (ii) the number of full months beginning on the Adjustment Date and ending on the date of determination of such number of SBC Warburg Vested Shares, provided that such ending date for the purposes of this clause (Y) shall never be later than the earlier to occur of the date that the SBC Warburg EPI Agreement is terminated and the fifth anniversary of the Adjustment Date.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Start-Up Agreement" shall mean the Start-Up_Agreement, dated as of the Original Agreement Date, between PSC and SBC, as amended, modified or supplemented from time to time.

              "Subsidiary" shall mean, with respect to any Person, each other Person in which such Person owns, directly or indirectly, (a) any capital stock or other equity interest or any other type of ownership interest representing a majority of voting rights to elect or appoint the board of directors (or similar governing body) of such other Person or (b) if there is no such governing body, the majority of the capital stock or other equity interest or any other type of ownership interest in such other Person.

              "Systor" shall mean Systor AG, a corporation organized under the laws of Switzerland and, as of the Original Agreement Date, a Wholly-Owned Subsidiary of SBC.

              "Systor Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of the Original Agreement Date, among PSC and SBC, as amended, modified or supplemented from time to time.

              "Trading Day" shall mean any Business Day on which the securities in question are tradable on stock exchanges, in the over-the-counter markets or otherwise.

              "Transaction Documents" shall mean this Agreement, the Master
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                                                                          Page 8

Agreement, the Master Operating Agreement, the SBC Warburg EPI Agreement, the Master Project Agreement, the Systor Stock Purchase Agreement, the Start-Up Agreement, and any other agreements executed and delivered by the respective duly authorized officer(s) of SBC and PSC or Affiliates of either SBC or PSC in connection with the transactions contemplated either by the original Master Agreement dated as of the Original Agreement Date or the Master Agreement.

              "Unvested SBC Domestic Shares" shall mean, at any time, the number of Class B Shares equal to the sum obtained by subtracting the number of SBC Domestic Vested Shares from 3,500,000 (as adjusted pursuant to Section 2.5 hereof).

              "Unvested SBC Warburg Shares" shall mean, at any time, the number of Class B Shares equal to the sum obtained by subtracting the number of SBC Warburg Vested Shares from 3,667,160 (as adjusted pursuant to Section 2.5 hereof).

              "Unvested Stock" shall mean the Unvested SBC Domestic Shares and the Unvested SBC Warburg Option Shares.

              "Vested Stock" shall mean the SBC Domestic Vested Shares and the SBC Warburg Vested Shares.

              "Wholly-Owned Subsidiary" shall mean, with respect to any Person, each other Person in which such Person owns, directly or indirectly, (a) all of the capital stock or other equity interest or other type of ownership interest representing all of the voting rights to elect or appoint the board of directors (or similar governing body) of such other Person or (b) if there is no such governing body, all of the capital stock or other equity interest or any other type of proprietary or other ownership interest in such other Person.

              All references herein to "$" or "dollars" shall be to United States dollars, and all references to "CHF" shall be to Swiss francs.


                                   ARTICLE II

                                    OPTIONS

              2.1 Grant of Options. (a) Subject to the terms and conditions of this Article II, PSC hereby agrees to issue and sell to SBC, subject to the conditions specified in Section 2.1(b) hereof, options (collectively, the "Options") to purchase, at any time or from time to time, a number of Class B Shares equal to the Exercisable Option Shares at such time less the number of Exercised Option Shares.

       (b) SBC agrees that it will be a condition precedent to the effectiveness of the
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Options with respect to the SBC Domestic Option Shares and the SBC Warburg
Option Shares that SBC pay to PSC in immediately available funds in consideration of the issuance of such Options with respect to the SBC Warburg Option Shares and the SBC Domestic Option Shares the amounts specified below on the dates specified below:

              (i) for the Options covering SBC Warburg Option Shares an amount equal to $2.25 per share, subject to Section 2.6 (the "SBC Warburg Option Purchase Price"); and

              (ii) for the Options covering SBC Domestic Option Shares an amount per share equal to the Designated Value of the Options covering the SBC Domestic Option Shares as of the date of the occurrence of the SBC Domestic Event, which amount will be payable on the date of the SBC Domestic Event (the "SBC Domestic Option Purchase Price").

              2.2 Exercise of Options. (a) Subject to the terms and conditions set forth below, SBC shall have the right (subject to Section 2.7) to exercise the Options, in whole or in part, at any time on or after February 1, 1996 and from time to time thereafter, by notice given to PSC in accordance with Section 7.3 specifying (i) the number of Class B Shares to be purchased,
(ii) the number of such shares that constitute SBC Warburg Option Shares and SBC Domestic Option Shares, and (iii) the place and date for the closing of the purchase, provided that such date shall be not earlier than five (5) Business Days from the date such notice is given.

       (b)    [Intentionally omitted.]

              2.3 Exercise Price. For the purpose of this Agreement, "Exercise Price" shall mean the price per share of Class B Stock (subject to adjustment as provided in Section 2.5) set forth below with respect to the Exercisable Option Shares indicated:

              (a)    $7.30 per share for SBC Warburg Option Shares, subject to
Section 2.6 (the "SBC Warburg Exercise Price"); and

              (b) The dollar amount per share for SBC Domestic Option Shares equal to the Designated Value per share as of the date of the SBC Domestic Event (the "SBC Domestic Exercise Price").

              2.4 Payment for and Delivery of Shares. At the time of any purchase of Class B Shares pursuant to the exercise of any Options, (a) SBC shall pay the aggregate Exercise Price for the Class B Shares to be purchased in immediately available funds by wire transfer to a bank account designated by PSC in writing at least two (2) Business Days prior to such purchase and (b) PSC shall deliver to SBC one (1) or more certificates, as requested by SBC, representing the Class B Shares so purchased, registered in the name of SBC, the SBC Affiliate or another SBC designee
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reasonably acceptable to PSC.

              2.5 Adjustment to Exercise Price and Shares. (a) In the event that PSC, at any time after the date hereof, declares a dividend on PSC Shares payable in Ownership Restriction Shares, subdivides the outstanding Ownership Restriction Shares, combines the outstanding Ownership Restriction Shares into a smaller number of Ownership Restriction Shares, or issues any shares of its capital stock in a reclassification of the PSC Shares (including, without limitation, any such reclassification in connection with a consolidation or merger involving PSC), the Exercise Price set forth in Section 2.3 and the number of Class B Shares issuable upon the exercise of the Options will be proportionately adjusted so that SBC will be entitled to receive, upon payment of the aggregate Exercise Price, the aggregate number of Class B Shares that, if such Options had been exercised immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification and at a time when the transfer books of PSC were open, SBC would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.

              2.6 Additional Options. If and to the extent that any Designated Employee Options are canceled or expire, or any unvested PSC Shares received by employees upon exercise of the Designated Employee Options are repurchased or redeemed by or returned to PSC by such employees pursuant to pre-existing contractual rights and are not reissued to former employees of SBC or made subject to Designated Employee Options within three (3) years of such repurchase, return or redemption (including all shares as to which Designated Employee Options have been cancelled or expired, the "Reacquired Employee Stock"), then (a) the number of Class B Shares constituting SBC Warburg Option Shares shall be increased by the number of shares of Reacquired Employee Stock (the "Additional Option Shares") and such Additional Option Shares will be included as SBC Option Warburg Shares under the definition of SBC Warburg Option Shares and will vest on a pro rata basis over the then remaining term of the vesting schedule set forth in clause (b)(X) of the definition of SBC Warburg Vested Shares; (b) SBC shall, as part of the SBC Warburg Option Purchase Price, pay to PSC an amount per share equal to the Designated Value of the Options covering the Additional OptionShares as of the date that such shares become Additional Option Shares; (c) the Exercise Price for the Additional Option Shares shall be an amount equal to the Designated Value per share for the SBC Warburg Option Shares as of the date that such shares become Additional Option Shares; and (d) SBC shall be entitled to exercise Options to purchase such Additional Option Shares in accordance with the procedures set forth in Sections 2.2(a) and 2.4 with respect to the SBC Warburg Option Shares.

              2.7 Ownership Restrictions; Termination of Options. (a) After giving effect to any exercise of the Options by SBC and the payment of the Exercise Prices therefor, the acquisition of Class B Shares pursuant to the terms of this Agreement and
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the payment of the SBC Warburg Purchase Price and the SBC Domestic Purchase
Price, and/or any acquisition of the Options under this Agreement and the payment of the SBC Warburg Option Purchase Price or the SBC Domestic Option Purchase Price (collectively, the "Stock Acquisition Transactions"), (i) the aggregate number of Class B Shares owned by SBC (including any Class B Shares then owned by any employee of SBC), together with the aggregate number of any Class B Shares owned by SBC at any time prior to the time of such exercise, shall not exceed 10.0% of the aggregate number of Ownership Restriction Shares outstanding at the time of such exercise or acquisition, and (ii) the aggregate amounts paid by SBC in all Stock Acquisition Transactions shall not exceed 10% of the consolidated stockholders' equity of PSC determined in accordance with GAAP (the "Ownership Restrictions"). If any change in the BHCA makes permissible an increase in the level of ownership by SBC or if the Federal Reserve Board determines in advance that an increase in ownership level by SBC is permissible under Federal Reserve Board interpretations prevailing at the time, the Ownership Restrictions will be changed to incorporate such change in the BHCA or such determination.

              The Options shall expire and become null and void as to each Class B Share in respect of which the Options are not exercised within five (5) years after the date that such Shares becomes Vested Stock; provided that such periods shall be tolled during any time that the Ownership Restrictions prevent the exercise of such Options.

              2.8 Outstanding Shares Deficiency. If, on the eighth, eleventh, fourteenth or seventeenth anniversary of the date of the Original Agreement Date (each, a "Trigger Date"), the number of Class B Shares for which the Options are then exercisable is limited by Section 2.7(a) because of an insufficient number of Ownership Restriction Shares being outstanding (an "Outstanding Shares Deficiency") and such Outstanding Shares Deficiency is not the result of a change in the BHCA or prevailing Federal Reserve Board policies or interpretations related to the BHCA occurring after the date hereof that makes the Ownership Restrictions more restrictive than those described in
Section 2.7(a), then if SBC has Sold to non-affiliates all the Vested Stock that is available to it for Sale under the Ownership Restrictions, SBC will have the right, exercisable in its discretion by written notice to PSC (the "Triggering Notice") delivered within thirty (30) days after the Triggering Date on which an Outstanding Shares Deficiency is in effect, to initiate the procedure described below in this Section 2.8.

       Beginning upon the date of delivery of the Triggering Notice, PSC and SBC will use all reasonable efforts to eliminate the Outstanding Shares Deficiency, including by PSC's issuing additional Ownership Restriction Shares and SBC's requesting that the Federal Reserve Board approve an increase in the percentage of outstanding Ownership Restriction Shares that SBC may own.

       If the efforts required by paragraph (a) above are not successful in eliminating
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the Outstanding Shares Deficiency within one hundred and twenty (120) days, PSC and SBC will negotiate in good faith to reach a mutually acceptable resolution to the Outstanding Shares Deficiency, which resolution shall be evidenced by a written agreement between PSC and SBC.

       If the negotiations contemplated by paragraph (b) above do not result in a mutually acceptable resolution of the Outstanding Shares Deficiency within ninety (90) days (the "Negotiation Period"), PSC shall, within three (3) years of the Trigger Date, either:

              issue additional Ownership Restriction Shares so that the number of shares subject to the Outstanding Shares Deficiency as of the Trigger Date, calculated consistent with the exercise and vesting schedules set forth in this Agreement (the number of the reduced Outstanding Shares Deficiency, the "Adjusted Deficiency Shares"), is eliminated; or

              to the extent that PSC does not issue enough additional Ownership Restriction Shares so that the number of Adjusted Deficiency Shares is eliminated, then PSC will purchase from SBC, and SBC will sell to PSC, the remaining Adjusted Deficiency Shares not so eliminated (the "Remaining Adjusted Deficiency Shares") at the Fair Market Value (as defined below) for Class A Shares calculated on the tenth Trading Day immediately preceding the date of payment, or if the Class A Shares are not then regularly traded, on the date twenty days after the determination of Fair Market Value. The Fair Market Value shall be the average of the Closing Price on the thirty (30) consecutive Trading Days immediately preceding the date of calculation, or, if such securities are not regularly traded in the securities markets, the Fair Market Value of such securities as determined as set forth below. If SBC and PSC fail to agree in good faith on the Fair Market Value within five (5) days prior to the payment date, then the Fair Market Value will be determined by an independent appraiser mutually acceptable to SBC and PSC (the "Appraiser") whose appraisal will be conclusive and binding on all parties. For purposes of such appraisal, fair market value will be calculated without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. The costs of the Appraiser will be borne by SBC and PSC equally.
SBC will transfer valid title to the Remaining Adjusted Deficiency Shares to PSC, free and clear of any and all Encumbrances, other than those attributable to the legal status of PSC, and other than restrictions imposed by applicable law (including, without limitation, federal or state securities laws).

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                                  ARTICLE IIA

                              PURCHASE AND SALE OF
                          SBC WARBURG PURCHASED SHARES
                                      AND
                         SBC DOMESTIC PURCHASED SHARES


       2A.1  Purchase and Sale.

              (a) On the date hereof, PSC hereby agrees to sell, against receipt of the purchase price specified below, and SBC hereby agrees to purchase and pay for, the SBC Warburg Purchased Shares for a purchase price per share of $7.30 (the "SBC Warburg Purchase Price"), which will be payable in immediately available funds to PSC on or before April 28, 1997.

              (b) Upon a date mutually agreed by SBC and PSC not later than 15 days after the SBC Domestic Event, PSC hereby agrees to sell, and SBC hereby agrees to purchase, the SBC Domestic Purchased Shares for a purchase price per share (subject to adjustment as provided in this Agreement) of the Designated Value as of the date of the SBC Domestic Event (the "SBC Domestic Purchase Price"), which will be payable in immediately available funds to PSC.

       2A.2  Return of Shares and Cancellation of Options on Termination.

              (a) In the event of the termination of the SBC Domestic Agreement for any reason, (i) all Options to purchase Unvested SBC Domestic Stock will be terminated and be null and void and (ii) SBC will deliver to PSC, or will cause to be delivered to PSC at the SBC/D Repurchase Closing (as defined below), against payment therefor as provided below, good and marketable title to all Unvested SBC Domestic Shares together with all dividends and other distributions made with respect to such Unvested SBC Domestic Shares, free and clear of any Encumbrances attributable to any actions taken by SBC or any of its Affiliates. At the SBC/D Repurchase Closing, PSC will pay to SBC an amount equal to the aggregate amount of the SBC Domestic Exercise Price and SBC Domestic Purchase Price paid with respect to the Unvested SBC Domestic Shares being acquired by PSC at the SBC/D Repurchase Closing. The "SBC/D Repurchase Closing" will take place at the offices of PSC on the Business Day specified by PSC by 10 day's written notice to SBC provided that the SBC/D Repurchase Closing shall take place not later than 75 days after the termination of the SBC Domestic Agreement. Notwithstanding the foregoing, if the payment of the amount provided above would cause PSC or any of its Affiliates to be in default under any material agreement or shall be prohibited by any applicable law, then PSC will have the right to defer the SBC/D Repurchase Closing for a period of not more than one year following the termination of the SBC Domestic Agreement.

              (b) In the event of the termination of the SBC Warburg Agreement for any reason, (i) all Options to purchase Unvested SBC Warburg Stock will be terminated and be null and void and (ii) SBC will deliver to PSC, or will cause to be delivered to PSC at the SBC/W Repurchase Closing (as defined below), against payment therefor as provided below, good and marketable title to all Unvested SBC Warburg Shares together with all dividends and other distributions made with respect to such Unvested SBC Domestic Shares, free and clear of any Encumbrances attributable to any actions taken by SBC or any of its Affiliates. At the SBC/W Repurchase Closing, PSC will pay to SBC an amount equal to the aggregate amount of the SBC Warburg Exercise Price and SBC Warburg Purchase Price paid with respect to the Unvested SBC Warburg Shares being acquired by PSC at the SBC/W Repurchase Closing. The "SBC/W Repurchase Closing" will take place at the offices of PSC on the Business Day specified by PSC by 10 day's written notice to SBC provided that the SBC/W Repurchase Closing shall take place not later than 75 days after the termination of the SBC Warburg EPI Agreement. Notwithstanding the foregoing, if the payment of the amount provided above would cause PSC or any of its Affiliates to be in default under any material agreement or shall be prohibited by any applicable law, then PSC will have the right to defer the SBC/W Repurchase Closing for a period of not more than one year following the termination of the SBC Warburg EPI Agreement.

                                  ARTICLE III

                             REPRESENTATIONS OF PSC

              PSC represents and warrants as follows:

              3.1 Capital Stock. On the date of purchase of any Class B Shares pursuant to the exercise of any Options or otherwise pursuant to Article II or
Article IIA hereof, the Class B Shares to be issued to SBC will be duly authorized and, when issued and delivered and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable. The delivery to SBC of any Class B Shares issued pursuant to the Options, and payment therefore pursuant to the provisions of this Agreement, will transfer to SBC valid title thereto, free and clear of any and all Encumbrances, other than Encumbrances arising out of actions taken by SBC or attributable to the legal status of SBC, and other than restrictions imposed by applicable law (including, without limitation, federal or state securities laws) and this Agreement.

              3.2 Capitalization. As of March 31, 1997, the authorized capital stock of PSC consisted of (i) 100,000,000 shares of Class A Common Stock, par value $.01 per share, of which 39,444,543 shares were issued and outstanding , 16,293,868 shares were issuable on the exercise of outstanding options, and 718,782 shares were held in treasury; (ii) 24,000,000 shares of Class B Common Stock, par value $.01 per share, of which no shares were outstanding and 10,500,000 were issuable on the exercise of outstanding options; (iii) 4,000,000 shares of Series A Preferred Stock, par value $2.125 per share (the "PSC Preferred Stock"), none of which were outstanding; and (iv) 16,000,000 shares of Liquidation Preference Common Stock, none of which shares were outstanding.

                                   ARTICLE IV

                            RESTRICTIONS ON TRANSFER

              4.1 No Market Disruption. SBC shall not at any time Sell any Class B Shares in any manner that would, based on the advice of an internationally recognized investment banking firm reasonably acceptable to both parties hereto, disrupt the orderly development of a public market for the PSC Shares, provided that this Section shall not be applied to limit the ability of SBC to Sell up to 200,000 Class B Shares to employees of SBC or its Affiliates, and/or to Sell Class B Shares as permitted by Rule 144 (or any successor thereto) under the Securities Act.

              4.2 Transfer of Options; Initial Public Offering. (a) Neither the Unvested Stock, the Options nor any interest in the Unvested Stock or the Options will be transferable to any Person. SBC shall not Sell any Class B Shares until the first anniversary of the IPO Closing Date, provided that SBC
(i) may sell up to 200,000 Class B Shares to employees of SBC or its Affiliates and (ii) may, with the prior written consent of the investment banking firm acting as managing underwriter in connection with the Initial Public Offering and in accordance with the procedure specified in Section 4.2(b), Sell up to the lesser of (x) that number of Class B Shares owned by SBC which represents ten percent (10%) of the aggregate number of Ownership Restriction Shares offered in the Initial Public Offering or (y) 300,000 Class B Shares, subject to adjustment in a manner consistent with Section 2.5.

                     (b) PSC agrees that, in the event it intends to launch the Initial Public Offering, it shall promptly give written notice (the "IPO Notice") to SBC as soon as practicable prior to the date that the registration statement with respect to the proposed Initial Public Offering is filed with the Commission, but in no event less than fifteen (15) days prior to such filing. SBC shall have the right, exercisable upon written notice to PSC within five (5) Business Days after receipt of the IPO Notice, to have PSC include in such registration the number of Ownership Restriction Shares owned by SBC which are to be Sold in the Initial Public Offering in compliance with the provisions of Section 4.2(a).

                     (c) It shall be a condition precedent to the obligation of PSC to take any action pursuant to this Section 4.2 in respect of the Ownership Restriction Shares that are to be registered at the request of SBC that (i) SBC furnish to PSC such information regarding the Ownership Restrictions Shares held by SBC as may be required pursuant to the Securities Act and the rules and regulations of the Commission promulgated thereunder or otherwise reasonably requested by the managing underwriter of an underwritten Initial Public Offering, and (ii) SBC enter into an underwriting agreement with any underwriter of an underwritten Initial Public Offering containing representations, warranties, covenants, conditions, and indemnities (for the benefit of PSC, its officers and directors, any Person who "controls" PSC within the meaning of the Securities Act and such underwriters), with respect to information provided by SBC specifically for inclusion in the registration statement relating to the Initial Public Offering, that are reasonably satisfactory to the underwriters and customary for transactions of the type contemplated. Except as provided in the following sentence, PSC will bear all expenses arising or incurred in connection with any of the transactions contemplated by this Section 4.2, such expenses to include, without limitation, (i) all expenses incident to filing with the National Association of Securities Dealers, Inc.; (ii) registration fees and other expenses incurred in connection with registering the Ownership Restriction Shares under the Securities Act; (iii) all expenses incident to listing the PSC Shares on any stock exchange; (iv) printing expenses; (v) legal fees and expenses of PSC; (vi) accounting fees and expenses, including the fees and expenses incurred in connection with any special audits or comfort letters incident to or required by any such registration or qualification; (vii) the fees and expenses of any transfer agent; and (viii) the expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Notwithstanding the foregoing, SBC will be responsible for the payment of any fees and expenses relating to the registration of any Ownership Restriction Shares to be sold by it (including, without limitation, underwriting discounts and commissions) and for the fees and expenses of its counsel.

              4.3 BHCA Requirements. SBC shall not, at any time, Sell any Class B Shares or any interest therein in any manner that would contravene the requirements of the BHCA and any rules and regulations or interpretations promulgated or issued by the Federal Reserve Board pursuant thereto.

              4.4 First Offer. (a) SBC acknowledges and agrees that, in the event it shall, at any time during the period beginning on the Adjustment Date and ending on the date of termination of the SBC Warburg EPI Agreement, desire, other than in connection with the Initial Public Offering, to Sell Class B Shares acquired pursuant to this Agreement, SBC shall first offer to sell any such Class B Shares or Options in respect thereof to PSC for a price, including an amount equal to the fair market value of any consideration not paid in cash, and upon terms, specified in writing by SBC and delivered to PSC (each such offer, a "First Offer"), provided that SBC shall not be required to deliver a First Offer to PSC in respect of Class B Shares being Sold by SBC in any widely-disbursed offering or in any transaction that complies with Rule 144 (or any successor thereto) under the Securities Act, or in respect of up to 200,000 Class B Shares which may be Sold to employees of SBC or its Affiliates.

                     (b) In the event that PSC notifies SBC in writing of its acceptance of any First Offer within twenty (20) days of receipt by PSC of the First Offer, SBC shall be obligated to Sell, and PSC shall be obligated to purchase, the Class B Shares or Options in respect thereof at the price, including an amount equal to the fair market value of any consideration not paid in cash, and upon the terms contained in such First Offer. The notice of acceptance by PSC shall specify a date for the closing of the purchase, which shall be not more than twenty (20) days after the date of such notice. At such closing, PSC will deliver the purchase price specified in Section 4.4(a) to SBC in immediately available funds against receipt by PSC from SBC of one (1) or more certificates representing the Class B Shares described herein or the cancellation of Options in respect thereof, which Class B Shares or Options in respect thereof shall be free of any Encumbrances attributable to any action taken by SBC or any of its Affiliates.

                (c) In the event PSC rejects or does not accept a First Offer within twenty (20) days of its receipt, SBC shall be entitled to offer the Class B Shares referred to in the First Offer to third parties for a price and upon other terms and conditions at least as favorable to SBC as those set forth in the First Offer.

                (d) If any third party shall accept an offer by SBC's complying with the requirements of Section 4.4(c), then PSC's right to purchase or otherwise acquire the Class B Shares subject to such offer or Options in respect thereof shall be terminated; provided that in the event such acceptance does not result in a sale or acquisition of such Class B Shares within three
(3) months of the rejection or non-acceptance of the First Offer by PSC, then SBC shall not Sell such Class B Shares to any third party unless such Shares or Options in respect thereof are offered again to PSC as provided in Section 4.4(a).

                (e) The rights set forth in this Section 4.4 shall not be assignable by PSC except in whole and to a Wholly-Owned Subsidiary of PSC.



                                   ARTICLE V

                                   COVENANTS

              5.1 Legend. It is understood and agreed that the certificates evidencing any securities acquired under the terms of this Agreement shall, prior to the registration of such securities under applicable securities laws or to any sale of such securities as permitted by Rule 144 (or any successor thereto) under the Securities Act, bear the following legend:

              THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO ANY DISTRIBUTION HEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED

              OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

              THESE SECURITIES ARE SUBJECT TO THE TERMS AND PROVISIONS OF AN AMENDED AND RESTATED STOCK OPTION AND PURCHASE AGREEMENT DATED AS OF April 24, 1997, BETWEEN SWISS BANK CORPORATION AND PEROT SYSTEMS CORPORATION (AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME, THE "AGREEMENT").

              COPIES OF THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE EXECUTIVE OFFICES OF PEROT SYSTEMS CORPORATION.

              5.2 Confidentiality. The provisions of the Nondisclosure Agreement dated June 8, 1995 between PSC and SBC (the "Nondisclosure Agreement") are hereby incorporated by reference and shall survive the consummation of the transactions contemplated by this Agreement.

              5.3 Public Announcements. Except as otherwise required by law or regulation (in the context of the Initial Public Offering or otherwise), neither party hereto shall issue or make any press release or any other public disclosure or announcement concerning the transactions contemplated by this Agreement and the other Transaction Documents without the prior written consent of the other party hereto as to the timing, content and manner of presentation of such press release or public disclosure, which consent shall not be unreasonably withheld.

              5.4 Initial Public Offering. (a) PSC and SBC each acknowledges and agrees that it is the intention of PSC to commence an Initial Public Offering in respect of the PSC Shares, and to make application for the listing of the PSC Shares on a national securities exchange and/or the quotation of the PSC Shares on NASDAQ-National Market, within twenty-four (24) months of the Adjustment Date.

                (b) SBC acknowledges and agrees that it will reasonably cooperate with the efforts of PSC to consummate the Initial Public Offering.

              5.5 Acquisition of PSC Shares. SBC covenants and agrees that it will not, and will cause its Subsidiaries not to, knowingly acquire, directly or indirectly, or as a member of any group or consortium, any PSC Shares other than as contemplated by this Agreement or the other Transaction Documents.


              5.6 Status of Class B Shares. (a) PSC hereby covenants and agrees that it shall at all times reserve for issuance (i) the number of Class B Shares issuable upon the exercise by SBC of the Options and (ii) the number of Class A Shares sufficient to permit the conversion of Class B Shares into Class A Shares pursuant to the provisions of Section 3 of Article IV of the Certificate of Incorporation of PSC.

              (b) So long as SBC owns any Class B Shares, (i) PSC shall not issue any Class B Shares to any Person other than SBC and (ii) PSC shall treat the Class A Stock, the Class B Stock and the Liquidation Preference Common Stock as being identical for all purposes, except as otherwise expressly provided in the Certificate of Incorporation of PSC.


                                   ARTICLE VI

                           SURVIVAL OF COVENANTS AND
                        REPRESENTATIONS; INDEMNIFICATION

              6.1 Survival of Covenants and Representations. The respective covenants and agreements of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. The representations and warranties in Section 3.1 shall survive indefinitely, and SBC shall be entitled to institute a claim in respect of such representation and warranty at any time. The representations and warranties of PSC set forth in Section 3.2 shall not survive the date of execution of this Agreement.

              6.2 Indemnification by PSC. PSC shall indemnify, defend and hold SBC harmless from and against any and all direct, out-of-pocket, pecuniary damage, loss, cost (including reasonable attorneys' fees and expenses) and expense (collectively, "Loss and Expense") actually incurred that results from the failure of any representation or warranty made in Section 3.1 by PSC to be true and correct in all material respects as of the date hereof.

              6.3 [Intentionally Omitted.]

              6.4 Indemnification Procedure. (a) Within a reasonable time after the incurrence of any Loss and Expense by the party seeking indemnification (the "Indemnified Party"), including, without limitation, any claim by a third party described in Section 6.4(c), that might give rise to indemnification hereunder, the Indemnified Party shall deliver to the party from which indemnification is sought (the "Indemnifying Party") a certificate (the "Certificate"), which Certificate shall:

              (1) state that the Indemnified Party has paid or properly accrued Loss and Expense, or anticipates that it will incur liability for Loss and Expense for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

              (2) specify in reasonable detail each individual item of Loss and Expense included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder.

              Failure of an Indemnified Party to deliver a Certificate as provided in this Section 6.4(a) shall not affect such Indemnified Party's right to indemnification hereunder unless and to the extent that such failure actually prejudices the Indemnifying Party.

              (b) In case the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Certificate, the Indemnifying Party shall, within thirty (30) calendar days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a written notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the thirty (30) calendar day period beginning on the date of receipt by the Indemnified Party of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute to a court of competent jurisdiction.

              (c) Promptly after the assertion by any third party of any claim against any Indemnified Party that, in the judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Loss and Expense for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall deliver to the Indemnifying Party a written notice describing in reasonable detail such claim and such Indemnifying Party may, at its option, assume the defense of the Indemnified Party against such claim (including the employment of counsel, who shall be reasonably satisfactory to such Indemnified Party, and the payment of expenses). Any Indemnified Party shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there exists a conflict of interest between the Indemnifying Party and the Indemnified Party. No Indemnifying Party shall be liable to indemnify any Indemnified Party for any settlement of any such action or claim effected without the consent of the Indemnifying Party but if settled with the written consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such action, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

              (d) Claims for Loss and Expense specified in any Certificate to which an Indemnifying Party shall not object in writing within thirty (30) calendar days of receipt of such Certificate, claims for Loss and Expense covered by a memorandum of agreement of the nature described in Section 6.4(b), claims for Loss and Expense the validity and amount of which shall have been the subject of judicial determination as described in Section 6.4(b) and claims for Loss and Expense the validity and amount of which shall have been the subject of a final judicial determination as described in Section 6.4(c) are hereinafter referred to, collectively, as "Agreed Claims." Within ten (10) Business Days of the determination of the amount of any Agreed Claim, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer of immediately available funds to the bank account or accounts designated in writing by the Indemnified Party not less than two (2) Business Days prior to such payment.

              6.5 Exclusive Remedy. The sole and exclusive remedy of SBC for breach of the representations and warranties set forth in Section 3.1, except as specified in the last sentence of this Section 6.5, shall be restricted to the indemnification rights set forth in this Article VI. The parties expressly agree that no Person will be liable for any consequential, punitive, exemplary or special damages. Notwithstanding the foregoing, this Section 6.5 shall not be applied to limit the liability of either party for the actual fraud of such party.


                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

              7.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement signed by each of the parties hereto.

              7.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of either of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              7.3 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission or three (3) calendar days after mailing by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

              if to PSC, to:

                     Perot Systems Corporation
                     12377 Merit Drive
                     Suite 1100
                     Dallas, Texas 75251
                     Attn:  General Counsel
                     Telecopy:  (972) 383-5735

                     with copies to:

                     Hughes & Luce, L.L.P.
                     1717 Main Street, Suite 2800
                     Dallas, Texas 75201
                     Attn:  Glen J. Hettinger, Esq.
                     Telecopy:  (214) 939-5849

                     if to SBC, to:

                     Swiss Bank Corporation
                     Legal Services SBC Group
                     Malzgasse 30-32
                     CH-4002  Basle, Switzerland
                     Attn:  Mr. Mario Cueni
                     Telecopy:      (41-61) 288-3832

                     with copies to:

                     White & Case
                     1155 Avenue of the Americas
                     New York, New York  10036

                     Attn:  Alison M. Dreizen, Esq.
                     Telecopy:  (212) 354-8113

              7.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other party hereto, nor is this Agreement intended to confer upon any other Person except the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities hereunder. Notwithstanding the foregoing, SBC shall be entitled to assign its rights and obligations under this Agreement to the SBC Affiliate, provided that no such assignment shall relieve SBC of liability in the event of the non-performance by the SBC Affiliate of any of the obligations of SBC set forth herein, and provided further that in the event that, and prior to such time as, the SBC Affiliate ceases to be a Wholly-Owned Subsidiary of SBC, SBC shall take all action necessary to ensure that any Options or shares purchased hereunder, any securities purchased upon any exercise of the Options and any rights or obligations held by the SBC Affiliate hereunder are transferred to SBC or a Wholly-Owned Subsidiary of SBC.

              7.5 GOVERNING LAW. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICTS-OF-LAW PRINCIPLES THEREOF, PROVIDED THAT THE LAWS OF THE RESPECTIVE JURISDICTION OF INCORPORATION OF THE PARTIES WILL GOVERN THE INTERNAL AFFAIRS OF SUCH PARTIES.

              7.6 Jurisdiction; Agent for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement or any dispute under or arising out of or in connection with this Agreement or any matter related hereto may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. PSC shall, within thirty (30) days of the date hereof, appoint CT Corporation System ("CT") as agent to receive on its behalf service of process in any proceeding in any such court in the State of New York, and shall enter into an
agreement with CT in a form mutually satisfactory to the parties hereto.   In
the event that SBC shall cease to maintain an office in the State of New York at which process may be served on SBC, it shall, within thirty (30) days of the date on which it so ceases to maintain such office, appoint CT as its agent to receive on its behalf service of process in any proceeding in any such court in the State of New York, and shall enter into an agreement with CT in a form mutually satisfactory to the parties hereto. The foregoing consents to jurisdiction and appointments of agent to receive service of process shall not constitute general consents to service of process in the State of New

York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

              7.7 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

              7.8 Headings. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

              7.9 Severability. If any provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled.

              7.10 Entire Agreement. Except as set forth in the Principal Agreements (as defined in the Master Agreement), this Agreement, including the Exhibits, documents, Schedules, certificates and instruments referred to herein, embodies, together with any other written agreement or letter between SBC and PSC dated the Adjustment Date or as of the Adjustment Date or the Original Agreement Date or as of the Original Agreement Date (not including agreements or letters amended, restated or superseded as of the Adjustment
Date), the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement, and there are no representations, warranties, understandings or agreements, written or oral, relative hereto that are not fully expressed herein or therein.

              7.11 Expenses. Except as otherwise provided in this Agreement, each of SBC and PSC will pay all of its own expenses relating to the negotiation, execution and delivery of this Agreement (excluding any amendments, modifications or supplements hereto), including, without limitations, the fees and expenses of its counsel, financial advisors and accountants.

              IN WITNESS WHEREOF, each of PSC and SBC has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the day and year first above written.


PEROT SYSTEMS CORPORATION               SWISS BANK CORPORATION



By:                                     By:
       ----------------------                   ------------------------
Title:                                  Title:
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